Exhibit 99.1

Media

Dan Greenfield

EarthLink

404-432-6526 (mobile)

greenfie@corp.earthlink.net

Investors

Michael Gallentine

EarthLink

404-748-7153

404-395-5155 (mobile)

gallentineml@corp.earthlink.net

ROLLA P. HUFF NAMED EARTHLINK’S NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATLANTA, June 25, 2007 - EarthLink, Inc. (NASDAQ: ELNK) announced today that its Board of Directors has named Rolla P. Huff to serve as the Company’s new president and chief executive officer.

 “After an extensive search process by our Board, we have found the new leader for EarthLink,” said Robert M. Kavner, chairman of EarthLink’s Board of Directors.  “We believe that Rolla has the experience and strategic acumen required for EarthLink to create value for its shareholders, while maintaining its track record of innovation and customer service.”

“Rolla has substantial experience in providing both wireless and wireline, Internet and voice products to consumer and business markets.  We will look to Rolla to set EarthLink’s strategic direction for the future.”

Kavner added, “The Board would also like to express our thanks to Mike Lunsford for stepping in as our interim CEO during a critical transition period.”

Huff, 50, served as the chairman and chief executive officer of Mpower Communications, a facilities-based provider of voice and data services to both the business and consumer markets from 1999 to 2006.  Prior to Mpower, he served as president and chief operating officer, and earlier as chief financial officer, of Frontier Corporation until its acquisition in 1999.   Between 1983 and 1998, Huff served in a variety of roles at NCR, AT&T, and AT&T Wireless, including president of the Central US Region of AT&T Wireless, CFO of AT&T Wireless, financial vice president of merger and acquisitions for AT&T.

“EarthLink is one of the Internet’s great brands with millions of loyal subscribers, more than a billion dollars in annual customer revenue, a core business that generates substantial free cash flow, a strong balance sheet, and a great team of people dedicated to superior customer service,” said Huff.  “I believe EarthLink has the elements to create substantial shareholder value.  Accordingly, I have purchased from the Company 100,000 shares of EarthLink stock.”

Huff added, “I am honored to be joining the leadership of this great company and am pleased that Mike Lunsford has agreed to continue to be a part of the executive team.”

 Sky Dayton, EarthLink founder and director said, “EarthLink started with a simple principle:  Make it easy for anyone to connect to and unlock the power of the Internet.  Now the Internet is evolving from a simple computer connection into voice, data and wireless services that are ubiquitous and always on, and in this new world, our founding idea is more relevant than ever.  Rolla is a proven leader who has delivered results for customers, employees and shareholders over two decades.  I think he is the perfect CEO to have at the helm during this very important time in EarthLink’s history.”

The Company also announced an increase in the size of its Board of Directors to eight members and the appointment of Mr. Huff as a new member of the Board of Directors.  Mr. Huff will also serve as one of the representatives of the Company on the Board of Directors of HELIO, a joint venture between the Company and SK Telecom Co., Ltd. (NYSE: SKM)

About EarthLink

“EarthLink. We revolve around you™.” As the nation’s next generation Internet service provider, EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services.  EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink connects people to the power and possibilities of the Internet.  Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

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Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and IP-based voice communications services, including new products and services offered in connection with our voice and municipal broadband network growth initiatives, and we expect these growth initiatives to not be profitable in their early stages; (2) that our service offerings may fail to be competitive with existing and new competitors; (3) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors (churn), or may cause us to reduce prices for our services which could adversely impact average revenue per user; (4) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that the continued decline of our narrowband revenues could adversely affect our profitability and adversely impact our ability to invest in our growth initiatives; (6) that we may not be able to successfully manage the costs associated with delivering our wireline broadband services, which could adversely affect our ability to grow or sustain revenues and our profitability; (7) that companies may not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable; (8) that our commercial and alliance arrangements may be terminated or may not be as beneficial as anticipated, which could adversely affect our ability to increase our subscriber base; (9) that our business may suffer if our third-parties for technical and customer support and certain billing services are unable to provide these services, cannot expand to meet our needs or terminate their relationships with us; (10) that service interruptions or impediments could harm our business; (11) that government regulations could force us to change our business practices; (12) that changes in, or interpretations of, laws regarding consumer protection could subject us to liability or cause us to change our practices; (13) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (14) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (15) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (16) that our business depends on the continued development of effective business support systems, processes and personnel; (17) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (18) that we may not be successful in entering into arrangements with municipalities to build out and operate municipal wireless broadband networks and we may not obtain a sufficient number of customer to generate the returns anticipated on our investments to construct and deploy municipal wireless broadband networks; (19) that municipal wireless networks may not perform as expected or may result in unanticipated costs, which could increase our churn and our cost of providing services; (20) that we may experience difficulties in constructing, upgrading and maintaining our municipal wireless network, which could adversely affect customer satisfaction, increase subscriber churn and reduce our revenues; (21) that the market for VoIP services may not develop as anticipated, which would adversely affect our ability to execute our voice strategy; (22) that certain aspects of our VoIP service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth; (23) that our E911 emergency services are different from those offered by traditional wireline telephone companies and may expose us to significant liability; (24) that our ability to provide our VoIP service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth; (25) that we may not realize the benefits we are seeking from our investments in the HELIO joint venture or other investment activities as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for those companies or otherwise; (26) that our stock price has been volatile historically and may continue to be volatile; (27) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry or to implement our strategic initiatives; (28) that we may be unable to repurchase our convertible senior notes for cash when required by the holders, including following a fundamental change, or to pay the cash portion of the conversion value upon conversion of any notes by the holders; (29) that the convertible note hedge and warrant transactions may affect the value of our common stock; and (30) that some provisions of Delaware law, our second restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer to takeover attempt that a stockholder might consider in its best interest. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended.